For Immediate Release

Contact:                 Investor Relations
Owens Realty Mortgage, Inc.
www.owensmortgage.com
(925) 239-7001

Owens Realty Mortgage, Inc. Reports Third Quarter 2015 Financial Results

WALNUT CREEK, CA. – November 9, 2015 – Owens Realty Mortgage, Inc. (the “Company”) (NYSE MKT: ORM) today reported financial results for the third quarter ended September 30, 2015.

Third Quarter 2015 Financial Highlights
•	Net income attributable to common stockholders of $384,321, or $0.04 per diluted common share
•	Book value attributable to common stockholders of $18.36 per common share at September 30, 2015 as compared to $17.14 per common share at December 31, 2014
•	Declared a regular quarterly dividends of $0.08 per share of common stock
•	FFO of $978,159, or $0.09 per diluted common share (see Non-GAAP Financial Measures)
•	Repurchased 360,263 shares of our common stock during the quarter for a total cost of $5,253,000 and an average cost of $14.58 per share

Third Quarter 2015 Operational Highlights
•	Originated nine new loans in the quarter totaling $10,836,500 (note amount) and received full or partial payoffs on five loans totaling $3,944,000
•	Average balance of performing loans for the nine months ended September 30, 2015 as compared to the nine months ended September 30, 2014 increased by approximately 78%

Summary of Third Quarter and Year-to-Date 2015 Financial Results
Net income attributable to our common stockholders decreased approximately $400,000 and increased approximately $10,942,000 during the three and nine months ended September 30, 2015, respectively, as compared to the same periods in 2014.

The decrease in net income during the three months ended September 30, 2015 was primarily a result of (i) a decrease in net income from real estate properties of approximately $129,000 as a result of the sales of two operating properties during the second quarter of 2015, (ii) the write-off of rent receivable as bad debt expense in the amount of $150,000 related to one real estate property during the quarter and (iii) a decrease in gain on sale of real estate of $113,000, as there were no sales during the quarter ended September 30, 2015.

The increase in net income during the nine months ended September 30, 2015 was primarily a result of the sales of four real estate properties offset by a decrease in the recognition of deferred gain under the installment method. The total gain on sales of real estate was approximately $15,031,000 for the nine months ended September 30, 2015.  The gain on sales of real estate was reduced by a portion of the gain in the amount of approximately $2,479,000 that was attributable to our joint venture partner in 720 University, LLC (as the shopping center owned by this entity was sold in June 2015). During the nine months ended September 30, 2014, we sold an improved, residential lot for $175,000, resulting in a gain of $105,000 and recognized $2,626,000 in deferred gains under the installment method related to the sales of certain properties in 2012 and 2013 due to full or partial principal repayments received on the carry back loans in 2014.

Quarter End Loan Portfolio Summary
The following tables set forth certain information regarding the Company’s loan portfolio at September 30, 2015 and December 31, 2014.

	September 30, 2015	December 31, 2014
By Property Type:
Commercial	$51,011,804	$52,531,537
Residential	19,779,734	13,491,906
Land	6,042,548	2,010,068
	$76,834,086	$68,033,511
By Position:
Senior loans	$73,805,384	$65,533,511
Junior loans*	3,028,702	2,500,000
	$76,834,086	$68,033,511
* The junior loan in our portfolio at December 31, 2014 was junior to an existing senior loan held by us and was secured by the same collateral. This loan was paid off during 2015.

Commercial loans by property type:

	September 30, 2015	December 31, 2014
Commercial Real Estate Loans:
Retail	$9,195,944	$7,591,592
Office	13,748,033	25,742,246
Apartment	14,460,827	9,622,580
Industrial	3,065,130	3,080,000
Marina	3,500,000	3,200,000
Church	1,175,000	1,175,000
Restaurant	400,000	1,058,567
Storage	2,673,021	—
Hotel	1,650,000	—
Golf course	1,143,849	1,061,552
	$51,011,804	$52,531,537

Loans by geographic location:

	September 30, 2015	Portfolio	December 31, 2014	Portfolio
	Balance	Percentage	Balance	Percentage
Arizona	$10,208,021	13.29%	$8,788,098	12.92%
California	61,433,517	79.96%	54,685,345	80.38%
Hawaii	1,450,000	1.89%	1,450,000	2.13%
Nevada	2,200,000	2.86%	—	—%
Oregon	150,000	0.19%	1,250,000	1.84%
Washington	1,392,548	1.81%	1,860,068	2.73%
	$76,834,086	100.00%	$68,033,511	100.00%

Quarter End Real Estate Property Portfolio
The following tables set forth certain information regarding the Company’s real estate portfolio at September 30, 2015 and December 31, 2014.

Real Estate Held for Sale:

	September 30, 2015	December 31, 2014
Land (including land under development)	$40,300,887	$36,263,330
Retail	—	16,494,440
Residential	54,222,726	—
Office	4,716,159	4,716,159
Industrial	1,422,308	—
Storage	3,782,526	—
Marina	236,500	—
Golf course	—	2,020,410
	$104,681,106	$59,494,339

Real Estate Held for Investment:

	September 30, 2015	December 31, 2014
Land	$8,839,255	$10,797,656
Residential	6,721,923	48,154,258
Retail	23,278,649	23,211,896
Assisted care	5,073,316	5,005,000
Office	4,300,543	4,416,108
Industrial	—	4,486,797
Storage	—	3,847,884
Marina	3,740,468	3,602,867
Golf course	1,951,253	—
	$53,905,407	$103,522,466

Non-GAAP Financial Measures

Funds from Operations
We utilize supplemental non-GAAP measures of operating performance, including funds from operations (“FFO”), an industry-wide standard measure of REIT operating performance. We believe FFO provides investors with additional information concerning our operating performance and a basis to compare our performance with that of other REITs. We determine FFO in accordance with the standards established by the National Association of Real Estate Investment Trusts ("NAREIT"), as net income (loss) attributable to common stockholders (computed in accordance with GAAP), plus depreciation and amortization of real estate and other assets, amortization of deferred financing costs, impairments of real estate and other assets, provisions for loan losses and losses from sales of real estate, reduced by gains from sales of real estate and foreclosures of loans, accretion of discounts on loans and extraordinary items, and after adjustments for unconsolidated ventures.

Our calculation of FFO may not be comparable to similar measures reported by other REITs. This non‐GAAP financial measure should not be considered as an alternative to net income as a measure of our operating performance or to cash flows computed in accordance with GAAP as a measure of liquidity, nor is it indicative of cash flows from operating and financial activities.

We urge investors to carefully review the GAAP financial information included as part of our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and quarterly earnings releases.

The following table reconciles FFO to comparable GAAP financial measures:

	For the Three Months Ended		For the Nine Months Ended
	September 30, 2015	September 30, 2014	September 30, 2015	September 30, 2014
Funds from Operations
Net income attributable to common stockholders	$384,321	$783,823	$15,296,817	$4,355,270
Adjustments:
Depreciation and amortization of real estate and other assets	526,178	549,189	1,712,136	1,642,922
Depreciation allocated to non-controlling interests	(28,800)	(32,241)	(90,569)	(96,806)
Amortization of deferred financing costs	96,749	42,335	266,862	78,261
Accretion of discount on loan to interest income	—	(36,600)	(536,816)	(85,403)
Provisions for impairment of real estate assets	—	123,500	1,256,434	179,040
Provision for loan losses	44,316	117,680	472,359	141,032
Gain on sales of real estate assets	—	(113,113)	(15,031,299)	(2,740,105)
Gain on sale allocated to non-controlling interest	—	—	2,479,268	—
Gain on foreclosure of loan	—	—	—	(257,020)
Adjustments for unconsolidated ventures	(44,605)	(43,686)	(45,483)	(42,357)
FFO attributable to common stockholders	$978,159	$1,390,887	$5,779,709	$3,174,834
Basic and diluted FFO per common share	$0.09	$0.13	$0.54	$0.29

Note: FFO for the nine months ended September 30, 2015 includes the collection of past due interest related to an impaired loan that the Company foreclosed on during 2014 of approximately $1,723,000.

Conference Call
The Company will host a conference call to discuss the results on Monday, November 9, 2015, at 10:00 a.m. PT / 1:00 p.m. ET.

To participate in the call, please dial (877) 407-0784 (United States) or (201) 689-8560 (International) and request the Owens Realty Mortgage call or provide confirmation code: 13623999. A live webcast of the call will also be available on the Company’s website at www.owensmortgage.com.  Please allow 10 minutes prior to the call to visit this site to download and install any necessary audio software.

An archive of the webcast will be available approximately one hour after completion of the live event and will be accessible on the Company's website at www.owensmortgage.com for 30 days.  A dial-in replay of the call will also be available to those interested until December 10th.  To access the replay, dial (877) 870-5176 (United States) or (858) 384-5517 (International) and enter code: 13623999.

About Owens Realty Mortgage, Inc.
Owens Realty Mortgage, Inc., a Maryland corporation, is a specialty finance mortgage company organized to qualify as a real estate investment trust (“REIT”) that focuses on the origination, investment, and management of small balance and middle-market commercial real estate loans. We provide customized, short-term acquisition and transition capital to commercial real estate investors that require speed and flexibility. Our primary objective is to provide investors with attractive current income and long-term shareholder value. Owens Realty Mortgage, Inc., is headquartered in Walnut Creek, California, and is externally managed and advised by Owens Financial Group, Inc.

Additional information can be found on the Company’s website at www.owensmortgage.com.

Forward-Looking Statements
This press release includes "forward-looking statements" within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements about Owens Realty Mortgage Inc.'s plans, strategies, prospects, and anticipated events, including the maximum borrowings available under its credit facilities, anticipated construction progress and completion, potential leasing activities, and repositioning and possible sale of real estate assets, are based on current information, estimates, and projections; they are subject to, risks and uncertainties, as well as known and unknown risks, which could cause actual results to differ from expectations, estimates and projections and, consequently, readers should not rely on these forward-looking statements as predictions of future events. Words such as "expect," "target," "assume," "estimate," "project," "budget," "forecast," "anticipate," "intend," "plan," "may," "will," "could," "should," "believe," "predicts," "potential," "continue," and similar expressions are intended to identify such forward-looking statements.

Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. The Company does not undertake or accept any obligation to release publicly any updates or revisions to any forward-looking statement to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based. Additional information concerning these and other risk factors is contained in the Company's most recent filings with the Securities and Exchange Commission. All subsequent written and oral forward-looking statements concerning the Company or matters attributable to the Company or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above.

Selected Financial Data:

OWENS REALTY MORTGAGE, INC.
Consolidated Balance Sheets
 (UNAUDITED)
	September 30,	December 31,
	2015	2014
ASSETS
Cash and cash equivalents	$6,707,686	$1,413,545
Restricted cash	7,495,337	6,248,746
Loans, net of allowance for loan losses of $3,341,714 in 2015 and $2,869,355 in 2014	73,492,372	65,164,156
Interest and other receivables	1,688,948	1,482,380
Other assets, net of accumulated depreciation and amortization of $259,597 in 2015 and $1,065,172 in 2014	681,715	1,138,123
Deferred financing costs, net of accumulated amortization of $676,047 in 2015 and $253,675 in 2014	936,948	1,317,585
Investment in limited liability company	2,188,064	2,142,581
Real estate held for sale	104,681,106	59,494,339
Real estate held for investment, net of accumulated depreciation of $2,591,431 in 2015 and $6,075,287 in 2014	53,905,407	103,522,466
Total assets	$251,777,583	$241,923,921
LIABILITIES AND EQUITY
LIABILITIES:
Dividends payable	$835,533	$1,292,160
Due to Manager	234,588	283,644
Accounts payable and accrued liabilities	4,654,230	2,219,674
Deferred gains on sales of real estate	209,662	362,283
Lines of credit payable	8,954,000	11,450,000
Notes and loans payable on real estate	41,197,782	37,569,549
Total liabilities	56,085,795	53,177,310
Commitments and Contingencies (Note 13)
EQUITY:
Stockholders’ equity:
Preferred stock, $.01 par value per share, 5,000,000 shares authorized, no shares issued and outstanding at September 30, 2015 and December 31, 2014	—	—
Common stock, $.01 par value per share, 50,000,000 shares authorized, 11,198,119 shares issued, 10,407,738 and 10,768,001 shares outstanding at September 30, 2015 and December 31, 2014	111,981	111,981
Additional paid-in capital	182,437,522	182,437,522
Treasury stock, at cost – 790,381 and 430,118 shares at September 30, 2015 and December 31, 2014	(10,602,004)	(5,349,156)
Retained earnings	19,143,709	7,371,511
Total stockholders’ equity	191,091,208	184,571,858
Non-controlling interests	4,600,580	4,174,753
Total equity	195,691,788	188,746,611
Total liabilities and equity	$251,777,583	$241,923,921

OWENS REALTY MORTGAGE, INC.
Consolidated Statements of Income
 (UNAUDITED)

	For the Three Months Ended		For the Nine Months Ended
	September 30, 2015	September 30, 2014	September 30, 2015	September 30, 2014
Revenues:
Interest income on loans	$1,372,739	$1,399,122	$6,697,476	$3,564,842
Rental and other income from real estate properties	2,996,873	3,262,549	9,983,138	8,936,923
Income from investment in limited liability company	44,605	43,686	130,483	126,357
Other income	—	—	—	19
Total revenues	4,414,217	4,705,357	16,811,097	12,628,141
Expenses:
Management fees to Manager	513,292	435,652	1,410,293	1,275,901
Servicing fees to Manager	46,663	39,605	128,208	115,991
General and administrative expense	292,531	285,669	951,579	1,090,876
Rental and other expenses on real estate properties	2,070,680	2,060,670	6,420,490	5,952,479
Depreciation and amortization	526,178	549,189	1,712,136	1,642,922
Interest expense	354,163	338,225	1,413,109	718,707
Bad debt expense	150,402	660	150,537	1,296
Provision for loan losses	44,316	117,680	472,359	141,032
Impairment losses on real estate properties	—	123,500	1,256,434	179,040
Total expenses	3,998,225	3,950,850	13,915,145	11,118,244
Operating income	415,992	754,507	2,895,952	1,509,897
Gain on sales of real estate, net	—	113,113	15,031,299	2,740,105
Gain on foreclosure of loan	—	—	—	257,020
Net income	415,992	867,620	17,927,251	4,507,022
Less: Net income attributable to non-controlling interests	(31,671)	(83,797)	(2,630,434)	(151,752)
Net income attributable to common stockholders	$384,321	$783,823	$15,296,817	$4,355,270

Per common share data:
Basic and diluted earnings per common share	$0.04	$0.07	$1.43	$0.40
Basic and diluted weighted average number of common shares outstanding	10,538,735	10,768,001	10,690,736	10,768,495
Dividends declared per share of common stock	$0.08	$0.05	$0.33	$0.15

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